UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: October 1, 2005

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Management SERP Plan.

On October 1, 2005, the board of directors of Coldwater Creek Inc. (the “Company”) approved, upon the recommendation of the Compensation Committee, a Supplemental Executive Retirement Plan (“SERP”) for certain executive officers and key employees of Coldwater Creek effective as of October 30, 2005. The SERP is an unfunded, non-qualified benefit plan that will provide eligible participants with monthly benefits upon retirement, termination of employment, death or disability, subject to certain conditions. The initial participants in the SERP are Georgia Shonk-Simmons, President and Chief Merchandising Officer, Melvin Dick, Executive Vice President and Chief Financial Officer, and Daniel Griesemer, Executive Vice President of Sales & Marketing.

Normal SERP retirement benefits are determined by multiplying a percentage equal to 2.5% of each eligible executive’s average monthly earnings by the number of years of a participant’s service with the Company, up to a maximum of 20 years. “Average monthly earnings” means the highest average of the participant’s monthly base salary during any consecutive 60-month period in which the participant is an employee in the 120 months preceding his or her employment termination. As of the effective date of the SERP, Ms. Shonk-Simmons is credited with 7.33 years of service, Mr. Dick is credited with 3.33 years of service and Mr. Griesemer is credited with 4.08 years of service.

No benefits will be payable under the SERP unless a participant has become fully vested. SERP benefits vest as to each participant after he or she (A) provides continuous services to the Company for at least (i) five years after adoption of the SERP or (ii) a total of 15 years and (B) reaches the age of 55. If a participant engages in certain competitive activities or in fraudulent or dishonest conduct, or otherwise fails to comply with the Company’s professional or ethical standards, all SERP benefits of such participant will immediately cease and be forfeited. Further, in the event of a change in control of the Company, the board of directors has the discretion to accelerate the vesting of all accrued benefits under the SERP and provide for a lump-sum payment to each participant equal to the actuarial equivalent of each participant’s accrued benefits.

Benefits are generally payable to vested participants over their lifetime after separation from service on or after age 62, subject to the advance election by a participant for his or her spouse to receive a survivor annuity equal to 50% or 100% of the participant’s benefit. If a participant continues providing services after age 62, the benefit will continue to accrue (subject to the 20-year maximum) and vested benefits will be payable upon retirement. If a vested participant retires before reaching the age of 62, his or her SERP benefit will stop accruing and the amount of the SERP benefit will be reduced by multiplying his or her normal retirement benefit by 4% for each year that his or her age is under 62 as of the date of retirement.

Upon termination due to a participant’s disability, if the participant is not vested, the participant will continue to accrue years of benefit service and years of vested service during the period of disability until he or she is fully vested, and benefit payments would commence at the earliest of early retirement age (age 55) or when vested. Benefits payable upon disability are offset by amounts received under the Company’s long term disability plan. If a participant dies before becoming vested in the SERP or dies without a surviving spouse, no benefits are payable. If a vested participant dies prior to retirement and has a surviving spouse, the spouse will receive during his or her lifetime monthly payments in the amount that would have been payable if the participant had survived and had elected the 50% joint and survivor annuity. If a participant dies after retirement, survivor benefits are payable only if the participant had elected payment of a joint and survivor annuity.

Non-Management Director Compensation.

In addition, on October 1, 2005 the board of directors approved, upon the recommendation of the Company’s Nominating and Corporate Governance Committee, compensation payable to the Company’s non-management directors for their service on the board. The compensation consists of (i) cash compensation in the form of annual retainer and meeting fees and (ii) equity compensation in the form of annual grants of restricted stock units (the “RSU’s”) having a value of $25,000 to be granted automatically as of the date of each annual stockholders meeting. Additionally, non-management directors who join the board in the future will receive stock options to purchase

20,000 shares of the Company’s common stock (the “New Director Options”). The RSU’s and New Director Options will be issued under the Company’s Amended and Restated Stock Option/ Stock Issuance Plan and forms of Stock Unit Agreements and Non-Qualified Stock Option Agreements between the Company and the non-management director. Messrs. Alexander, Gramaglia, Hecker and McCall and Ms. Isaacson-Leibowitz are currently the non-management directors eligible to receive the cash compensation and RSU grants approved by the board of directors.

The annual retainer amounts are effective for the Company’s 2005 fiscal year and the new meeting fee amounts will be effective for meetings held after October 1, 2005.

The RSU grants for fiscal 2005 approved on October 1, 2005 are for 991 shares of common stock, based on the fair market value of the common stock on the grant date, and will vest upon completion of one year of board service measured from the date of the 2005 annual stockholders meeting held on June 11, 2005. After fiscal 2005, RSU’s will be automatically granted on the date of the annual stockholders meeting and will vest upon the completion of one year of board service thereafter. The number of shares deliverable upon vesting of each RSU is based on the fair market value of the common stock on the date of grant, and stock certificates will be delivered to the director on the date on which all of his or her RSU’s have vested.

The New Director Options will be issued to new non-management directors upon joining the board, will have an exercise price equal to the fair market value of the common stock on the date of grant and will vest in one installment after the completion of three years of board service, as measured from the grant date, subject to continuous board service. Each RSU and New Director Option will immediately vest in full upon certain corporate transactions or a change of control of the Company.

Exhibit 10.1 attached hereto contains the description of the non-management director compensation, which description is incorporated in this item in its entirety.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Summary of Non-Management Director Compensation

10.2	Form of Non-Management Director Restricted Stock Unit Agreement

10.3	Coldwater Creek Inc. Supplemental Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: October 6, 2005	/s/ Melvin Dick
Melvin Dick
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of Non-Management Director Compensation

10.2	Form of Non-Management Director Restricted Stock Unit Agreement

10.3	Coldwater Creek Inc. Supplemental Executive Retirement Plan